                                                                    Exhibit 10.3


                                                                      EXHIBIT N,
                                                                     AS EXECUTED




                                    FORM OF

                               SECURITY AGREEMENT

                            Dated December 20, 2002

                                      From

                        The Grantors referred to herein

                                  as Grantors

                                       to

                             BANK OF AMERICA, N.A.

                              as Collateral Agent

                       T A B L E   O F   C O N T E N T S

SECTION                                                                     PAGE

Section 1.     Grant of Security .........................................     2

Section 2.     Security for Obligations ..................................     7

Section 3.     Grantors Remain Liable ....................................     7

Section 4.     Delivery and Control of Security Collateral ...............     7

Section 5.     Maintaining the Account Collateral ........................     9

Section 6.     Investing of Amounts in the Cash Collateral Account .......     9

Section 7.     Maintaining Electronic Chattel Paper, Transferable
               Records and Letter-of-Credit Rights and Giving Notice of
               Commercial Tort Claims ....................................    10

Section 8.     Representations and Warranties ............................    10

Section 9.     Further Assurances ........................................    15

Section 10.    As to Equipment and Inventory .............................    16

Section 11.    Insurance .................................................    17

Section 12.    Post-Closing Changes; Bailees; Collections on Assigned
               Agreements, Receivables and Related Contracts .............    18

Section 13.    As to Intellectual Property Collateral ....................    20

Section 14.    Voting Rights; Dividends; Etc. ............................    21

Section 15.    As to the Assigned Agreements .............................    22

Section 16.    Payments Under the Assigned Agreements ....................    23

Section 17.    As to Letter-of-Credit Rights .............................    23

Section 18.    Transfers and Other Liens; Additional Shares ..............    24

Section 19.    Collateral Agent Appointed Attorney-in-Fact ...............    24

Section 20.    Collateral Agent May Perform ..............................    24

Section 21.    The Collateral Agent's Duties .............................    25

Section 22.    Remedies ..................................................    25

Section 23.    Indemnity and Expenses ....................................    27

Section 24.    Amendments; Waivers; Additional Grantors; Etc. ............    28

Section 25.   Notices, Etc..............................................    29

Section 26.   Continuing Security Interest; Assignments Under the Credit
                Agreement...............................................    30

Section 27.   Release; Termination......................................    30

Section 28.   Execution in Counterparts.................................    30

Section 29.   The Mortgages.............................................    30

Section 30.   Governing Law.............................................    32


Schedules I     --   Location, Chief Executive Office, Place Where Agreements
                     Are Maintained, Type of Organization, Jurisdiction of
                     Organization and Organizational Identification Number
Schedule II     --   Pledged Equity and Pledged Debt
Schedule III    --   Locations of Equipment and Inventory
Schedule IV     --   Changes in Name, Location, Etc.
Schedule V      --   Patents, Trademarks and Trade Names, Copyrights and IP
                     Agreements
Schedule VI     --   Securities Accounts and Commodity Accounts
Schedule VII    --   Commercial Tort Claims
Schedule VIII   --   Letters of Credit

Exhibits

Exhibit A       --   Form of Security Agreement Supplement
Exhibit B       --   Form of Consent and Agreement
Exhibit C       --   Form of Securities Account Control Agreement
Exhibit D       --   Form of Commodity Account Control Agreement
Exhibit E       --   Form of Intellectual Property Security Agreement
Exhibit F       --   Form of Intellectual Property Security Agreement Supplement
Exhibit G       --   Form of Consent to Assignment of Letter of Credit Rights

                               SECURITY AGREEMENT

     SECURITY AGREEMENT dated December 20, 2002 made by DEL MONTE CORPORATION (formerly known as SKF Foods, Inc.), a Delaware corporation (the "Company"), the other Persons listed on the signature pages hereof and the Additional Grantors is defined in Section 25)(the Company, the Persons so listed and the Additional Grantors being, collectively, the "GRANTORS"), to BANK OF AMERICA, N.A. ("BANK OF AMERICA"), as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to Article VII of the Credit Agreement (as hereinafter defined), the ("COLLATERAL AGENT") for the Secured Parties (as defined in the Credit Agreement).

                            PRELIMINARY STATEMENTS.

     (1) The Company has entered into a Credit Agreement, dated as of December 2002 (said Agreement, as it may hereafter be amended, amended and restated, supplemented otherwise modified from time to time, being the "CREDIT AGREEMENT"), with the lenders and Agents (each as defined therein).

     (2) Pursuant to the Credit Agreement, the Grantors are entering into this Agreement in order to grant the Collateral Agent for the ratable benefit of the Secured Parties a security interest in the Collateral (as hereinafter defined).

     (3) Each Grantor is the owner of the shares of stock or other Equity Interests (the "INITIAL PLEDGED EQUITY") set forth opposite such Grantor's name on and as otherwise described in Part I of Schedule II hereto and issued by the Persons named therein and of the indebtedness (the "Initial Pledged Debt") set forth opposite such Grantor's name on and as otherwise described in Part II of
Schedule II hereto and issued by the obligors named therein.

     (4) Each Grantor has established (i) the securities accounts with the securities intermediaries identified on Part I of Schedule VI hereto (the "SECURITIES ACCOUNTS") and (ii) the commodities accounts with the commodity intermediaries identified on Part II of Schedule VI hereto (the "COMMODITY ACCOUNTS").

     (5) The Company has opened a collateral deposit account (the "CASH COLLATERAL ACCOUNT"), with Bank of America at its office in New York, New York in the name of the Collateral Agent and under the sole control and domination of the Collateral Agent and subject to the terms of this Agreement.

     (6) The Company is the beneficiary under certain letters of credit as described Schedule VIII.

     (7) It is a condition precedent to the making of Advances and the issuance of Letters of Credit by the Lenders under the Credit Agreement and the entry into Swap Contracts by the Lenders or their Affiliates party thereto from time to time that the Grantors shall have granted the assignment and security interest and made the pledge and assignment contemplated by this Agreement.

          (8) Each Grantor will derive substantial direct and indirect benefit from the transactions contemplated by the Loan Documents.

          (9) Terms defined in the Credit Agreement and not otherwise defined in this Agreement are used in this Agreement as defined in the Credit Agreement. Further, unless otherwise defined in this Agreement or in the Credit Agreement, terms defined in Article 8 or 9 of the UCC (as defined below) and/or in the Federal Book Entry Regulations (as defined below are used in this Agreement as such terms are defined in such Article 8 or 9 and/or the Federal Book Entry Regulations. "UCC" means the Uniform Commercial Code as in effect, from time to time, in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority. The term "FEDERAL BOOK ENTRY REGULATIONS" means (a) the federal regulations contained in Subpart B ("Treasury/Reserve Automated Debt Entry System (TRADES)") governing book-entry securities consisting of U.S. Treasury bonds, notes and bills and Subpart D ("ADDITIONAL PROVISIONS") of 31 C.F.R. Part 357, 31 C.F.R. Section 357.2,
Section 357.10 through Section 357.14 and Section 357.41 through Section 357.44 and (b) to the extent substantially identical to the federal regulations referred to in clause (a) above (as in effect from time to time), the federal regulations governing other book-entry securities.

          NOW, THEREFORE, in consideration of the premises and in order to induce the Lenders to make Advances and issue Letters of Credit under the Credit Agreement and to induce the Lenders or any of their Affiliates (other than the Loan Parties) (such parties, the "SWAP COUNTERPARTIES") to enter into the Permitted Secured Swap Contracts (the "SECURED SWAP CONTRACTS") to enter into Secured Swap Contracts from time to time, each Grantor hereby agrees with the Collateral Agent for the ratable benefit of the Secured Parties as follows:

          Section 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, such Grantor's right, title and interest in and to the following, in each case, as to each type of property described below, whether now owned or hereafter acquired by such Grantor, wherever located, and whether now or hereafter existing or arising (collectively, the "Collateral"):


          (a) all equipment in all of its forms, including, without limitation, all machinery, tools, motor vehicles, vessels, aircraft, furniture and fixtures, and all parts thereof and all accessions thereto and all software related thereto, including, without limitation, software that is embedded in and is part of the equipment (any and all such property being the "EQUIPMENT");


          (b)  all inventory in all of its forms, including, without limitation,
(i) all raw materials, work in process, finished goods and materials used or consumed in the manufacture, production, preparation or shipping thereof, (ii) goods in which such Grantor has an interest in mass or a joint or other interest or right of any kind (including without limitation, goods in which such Grantor has an interest or right as consignee) and (iii) goods that are returned to or repossessed or stopped in transit by such Grantor), and all accessions thereto and products thereof and documents therefor, and all software related thereto, including, without limitation, software that is embedded in and is part of the inventory (any and all such property being the "INVENTORY");

     (c) all accounts (including, without limitation, health-care-insurance receivables), chattel paper (including, without limitation, tangible chattel paper and electronic chattel paper), instruments (including, without limitation, promissory notes), deposit accounts, letter-of-credit rights, general intangibles (including, without limitation, payment intangibles) and other obligations of any kind, whether or not arising out of or in connection with the sale or lease of goods or the rendering of services and whether or not earned by performance, and all rights now or hereafter existing in and to all supporting obligations and in and to all security agreements, mortgages, Liens, leases, letters of credit and other contracts securing or otherwise relating to the foregoing property (any and all of such accounts, chattel paper, instruments, deposit accounts, letter-of-credit rights, general intangibles and other obligations, to the extent not referred to in clause (d), (e) or (f) below, being the "RECEIVABLES", and any and all such supporting obligations, security agreements, mortgages, Liens, leases, letters of credit and other contracts being the "RELATED CONTRACTS");

     (d)  the following (the "SECURITY COLLATERAL"):

          (i) the Initial Pledged Equity and the certificates, if any, representing the Initial Pledged Equity, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Equity and all subscription warrants, rights or options issued thereon or with respect thereto;

          (ii) the Initial Pledged Debt and the instruments, if any, evidencing the Initial Pledged Debt, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Initial Pledged Debt;

          (iii) all additional shares of stock and other Equity Interests from time to time acquired by such Grantor in any manner (such shares and other Equity Interests, together with the Initial Pledged Equity, being the "PLEDGED EQUITY"), and the certificates, if any, representing such additional shares or other Equity interests, and all dividends, distributions, return of capital, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares or other Equity Interests and all subscription warrants, rights or options issued thereon or with respect thereto;

          (iv) all additional indebtedness from time to time owed to such Grantor (such indebtedness, together with the Initial Pledged Debt, being the "PLEDGED DEBT") and the instruments, if any, evidencing such indebtedness, and all interest, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such indebtedness;

               (v) each Securities Account, all security entitlements with respect to all financial assets from time to time credited to any Securities Account, and financial assets, and all dividends, distributions, return of capital, interest, cash instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such security entitlements or such financial assets and all subscription warrants, rights or options issued thereon or with respect thereto;

               (vi) each Commodities Account, all commodity contracts from time to time carried in any Commodities Account, and all value, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such commodity contracts; and

               (vii) all other investment property (including, without limitation, all securities, whether certificated or uncertificated,
          (B) security entitlements, (C) securities accounts, (D) commodity contracts and (E) commodity accounts) in which such Grantor has now, or acquires from time to time hereafter, any right, title or interest in any manner, and the certificates or instruments, if any, representing or evidencing such investment property, and all dividends, distributions, return of capital, interest distributions, value, cash, instruments, other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such investment property and all subscription warrants, rights or options issued thereon or with respect thereto.

provided, that in the case of any Voting Interests (whether now owned or hereafter acquired by the relevant Grantor) in a Person organized under the laws of a jurisdiction other than the United States or any State thereof, the number of such Voting Interests such Person pledged pursuant to this Agreement shall be limited to the lessor of (x) the total number of such Voting Interests owned by the applicable Grantor and (y) such number as, taken together with the Voting Interests in such Person pledged by other Grantors hereunder, shall equal 66% of the total number of such Voting Interests issued by such Person; provided further that notwithstanding the foregoing, the Lien granted pursuant to this
Section 1 shall not in any way extend to or include and the definition of "COLLATERAL" and "SECURITY COLLATERAL" shall not include any Grantor's Equity Interests in Cahill Associates Limited Partnership, Cahill North LLC or Cahill South LLC 23 to the extent that any Organization Document of such Person prohibits the applicable Grantor from granting a Lien in the interest of such Grantor therein (the foregoing Equity Interests being collectively the "EXCLUDED INITIAL EQUITY INTERESTS"; provided further however that the Excluded Initial Equity Interests shall cease to be excluded from the Collateral and from the definitions of "COLLATERAL" and "SECURITY COLLATERAL" on the earlier of (I) the time that the prohibition of assignment or of the creation of a Lien in such Excluded Initial Equity Interests is no longer in effect or (II) the applicable Grantor has obtained the consent of any necessary parties under the terms of the relevant

Organization Document to the assignment of, or creation of a Lien in such Excluded Initial Equity Interests.

     (e) each of the Related Documents and any certificate, opinion, document, instrument or other agreement delivered to such Grantor in connection with or pursuant to the Related Documents, any Material Agreement to which such Grantor is a party, the IP Agreements (as hereinafter defined), and each Swap Contract (including, without limitation, each Secured Swap Contract) to which such Grantor is now or may hereafter become a party in each case as such agreements may be amended, amended and restated, supplemented or otherwise modified from time to time (collectively, the "ASSIGNED AGREEMENTS"), including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due under or pursuant to the Assigned Agreements, (ii) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Assigned Agreements, (iii) claims of such Grantor for damages arising out of or for breach of or default under the Assigned Agreements and (iv) the right of such Grantor to terminate the Assigned Agreements, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder (all such Collateral being the "AGREEMENT COLLATERAL");

     (f) the following (collectively, the "ACCOUNT COLLATERAL"):

          (i) the Cash Collateral Account and each other deposit account of any Grantor and all funds and financial assets from time to time credited thereto (including, without limitation, all Cash Equivalent Investments), all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such funds and financial assets, and all certificates and instruments, if any, from time to time representing or evidencing the Cash Collateral Account and such other deposit accounts;

          (ii) all promissory notes, certificates of deposit, deposit accounts, checks and other instruments from time to time delivered to or otherwise possessed by the Collateral Agent for or on behalf of such Grantor, including, without limitation, those delivered or possessed in substitution for or in addition to any or all of the then existing Account Collateral; and

          (iii) all interest, dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Account Collateral; and

     (g) the following (collectively, the "INTELLECTUAL PROPERTY COLLATERAL"):

          (i) all patents, patent applications, utility models and statutory invention registrations, all inventions claimed or disclosed therein and all improvements thereto ("PATENTS");

          (ii) all trademarks, service marks, domain names, trade dress, logos, designs, slogans, trade names, business names, corporate names and other source identifiers, whether registered or unregistered (provided that no security interest shall be granted in United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law), together, in each case, with the goodwill symbolized thereby ("TRADEMARKS");

     (iii) all copyrights, including, without limitation, copyrights in Computer Software (as hereinafter defined), internet web sites and the content XXXX thereof, whether registered or unregistered ("COPYRIGHTS");

     (iv) all computer software, programs and databases (including without limitation, source code, object code an all related applications and data files), firmware and documentation and materials relating thereto, together with any and all maintenance rights, service rights, programming rights, hosting rights, test rights, improvement rights, renewal rights, and indemnification rights and any substitutions, replacements, improvements, error corrections, updates and new versions of any of the foregoing ("COMPUTER SOFTWARE");

     (v) all confidential and proprietary information, including, without limitation, know-how, trade secrets, manufacturing and production processes and techniques, inventions, research and development information, databases and data, including, without limitation, technical data, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information (collectively, "TRADE SECRETS"), and all other intellectual, industrial and intangible property of any type, including, without limitation, industrial designs and mask works;

     (vi) all registrations and applications for registration for any of the foregoing, including, without limitation, those registrations and applications for registration set forth in Schedule V hereto (as such Schedule V may be supplemented from time to time by supplements to this Agreement, each such supplement being substantially in the form of Exhibit G hereto (an "IP SECURITY AGREEMENT SUPPLEMENT") executed by such Grantor to the Collateral Agents from time to time), together with all reissues, divisions, continuations-in-part, extensions, renewals and reexaminations thereof;

     (vii) all tangible embodiments of the foregoing, all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

     (viii) all agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any of the foregoing to which such Grantor, now or hereafter, is a party or a beneficiary, including, without limitation, the agreements set forth in Schedule V hereto ("IP AGREEMENTS"); and

          (ix) any and all claims for damages and injunctive relief for past, present and future infringement, dilution, misappropriation, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages;

     (h) all commercial tort claims described in Schedule VII hereto (collectively the "COMMERCIAL TORT CLAIMS COLLATERAL");

     (i) all books and records (including, without limitation, customer lists, credit files, printouts and other computer output materials and records) of such Grantor pertaining to any of the Collateral; and

     (j) all proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and supporting obligations relating to, any and all of the Collateral (including, without limitation, proceeds, collateral and supporting obligations that constitute property of the types described in clauses (a) through (i) of this Section 1 and this clause
(j)) and, to the extent not otherwise included, all (A) payments under insurance (whether or not the Collateral Agent is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral, (B) tort claims, including, without limitation, all commercial tort claims and (C) cash.

     Section 2. Security for Obligations. This Agreement secures, in the case of each Grantor, the payment of all Obligations of such Grantor now or hereafter existing under the Loan Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, fees, premiums, penalties, indemnifications, contract causes of action, costs, expenses or otherwise (all such Obligations being the "SECURED OBLIGATIONS").

     Section 3. Grantors Remain Liable. Anything herein to the contrary not withstanding, (a) each Grantor shall remain liable under the contracts and agreements included in such Grantor's interests in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by the Collateral Agent of any of the rights hereunder shall not release any Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral and (c) no Secured Party shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement or any other Loan document, nor shall any Secured Party be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     Section 4. Delivery and Control of Security Collateral. (a) All certificates or documents evidencing an aggregate principal amount, taken together with all Security Collateral owned by the Grantors, in excess of $10,000,000 representing or evidencing Security Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Collateral Agent. The Collateral Agent shall have the right, at any time in its discretion and without notice to any

Grantor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Security Collateral, subject only to the revocable rights specified in Section 14(a). In addition, the Collateral Agent shall have the right from and after the occurrence and during the continuance of an Event of Default at any time to exchange certificates or instruments representing or evidencing Security Collateral for certificates or instruments of smaller or larger denominations. Also, the Collateral Agent shall have the right at any time from and after the occurrence and during the continuance of an Event of Default to convert Security Collateral consisting of financial assets credited to a Securities Account to Security Collateral consisting of financial assets held directly by the Collateral Agent, and to convert Security Collateral consisting of financial assets held directly by the Collateral Agent to Security Collateral consisting of financial assets credited to a Securities Account.

     (b) With respect to any Security Collateral with an aggregate fair market value, taken together with all Security Collateral owned by the Grantors, in excess of $10,000,000 in which any Grantor has any right, title or interest and that constitutes an uncertified security, such Grantor will cause the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instruction with respect to such security originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in form and substance satisfactory to the Collateral Agent. With respect to any Security Collateral in which any Grantor has any right, title or interest and that it is not an uncertificated security, upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Equity that such Pledged Equity is subject to the security interest granted hereunder.

     (c) With respect to any Security Collateral with an aggregate fair market value, taken together with all Security Collateral owned by the Grantors, in excess of $10,000,000 in which any Grantor has any right, title or interest and that constitutes a security entitlement in which the Collateral Agent is not the entitlement holder, such Grantor will cause the securities intermediary with respect to such security entitlement either (i) to identify in its records the Collateral Agent as the entitlement holder of such security entitlement against such securities intermediary or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such securities intermediary will comply with entitlement orders (that is notifications communicated to such securities intermediary directing transfer or redemption of the financial assets to which such Grantor has a security entitlement) originated by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit C hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (such agreement being a "SECURITIES ACCOUNT CONTROL AGREEMENT").

     (d) With respect to any Security Collateral with an aggregate fair market value, taken together with all Security Collateral owned by the Grantors, in excess of $10,000,000 in which any Grantor has any right, title or interest and that constitutes a commodity contract, such Grantor shall cause the commodity intermediary with respect to such commodity contract to agree in an authenticated record with such Grantor and the Collateral Agent that such commodity intermediary will apply any value distributed on account of such commodity contract as directed by the Collateral Agent without further consent of such Grantor, such authenticated record to be in substantially the form of Exhibit D hereto or otherwise in form and substance satisfactory to the Collateral Agent (such agreement being a "COMMODITY ACCOUNT CONTROL AGREEMENT", and all such authenticated records, together with all Securities Account Control Agreements being, collectively, "SECURITY CONTROL AGREEMENTS").

          (e) No Grantor will change or add any securities intermediary or commodity intermediary that maintains any securities account or commodity account in which any of the Collateral is credited or carried, or change or add any such securities account or commodity account, in each case without first complying with the above provisions of this Section 4 in order to perfect the security interest granted hereunder in such Control.

          (f) Upon the request of the Collateral Agent, such Grantor will notify each such issuer of Pledged Debt that such Pledged Debt is subject to the security interest granted hereunder.

          Section 5. Maintaining the Account Collateral. (a) So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding and not cash collateralized in an amount equal to 105% of the face value thereof, any Secured Swap Control shall be in effect or any Lender shall have any Commitment, the Borrower will maintain the Cash Collateral Account with Bank of America.

          (b) The Collateral Agent shall have sole right to direct the disposition of funds with respect to the Cash Collateral Account; and it shall be a term and condition of the Cash Collateral Account, notwithstanding any term or condition to the contrary in any other agreement relating to the Cash Collateral Account, that no amount (including, without limitation, interest on Cash Equivalent Investments credited thereto) will be paid or released to or for the account of, or withdrawn by or for the account of, the Borrower or any other Person from the Cash Collateral Account.

          (c) The Collateral Agent may, at any time and without notice to, or consent form, the Grantor, transfer, or direct the transfer of, funds form the Cash Collateral Account to satisfy the Grantor's obligations under the Loan Documents if an Event of Default shall have incurred and be continuing.

          Section 6 Investing of Amounts in the Cash Collateral Account. The Collateral Agent will, subject to the provisions of Sections 5 and 22, from time to time (a) invest amounts received with respect to the Cash Collateral Account in such Cash Equivalent Investments credited to (A) the Cash Collateral Account as the Borrower may select and the Collateral Agent may approve or (B) in the case of Cash Equivalent Investments consisting of Securities Collateral, a securities account subject to a Securities Account Control Agreement, and (b) invest interest paid on the Cash Equivalent Investments referred to in clause
(a) above, and reinvest other proceeds of any such case Equivalent Investments that may mature or be sold, in each case in such cash Equivalent Investments credited in the same manner. Interest and proceeds that are not invested or reinvested in Cash Equivalent Investments as provided above shall be deposited and held in the Cash Collateral Account. In addition, the Collateral Agent shall have the right at any time to exchange such Cash Equivalent Investments for similar Cash

Equivalent Investments of smaller or larger determinations, or for other Cash Equivalent Investments, credited to the Cash Collateral Account, as the case may be.

          Section 7. Maintaining Electronic Chattel Paper, Transferable Records and Letter-of-Credit Rights and Giving Notice of Commercial Tort Claims. So long as any Advance or any other Obligation of any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding (and not cash collateralized in an amount equal to 105% of the L/C Obligations then outstanding), any Secured Swap Contract shall be in effect or any Lender shall have any Commitment:

          (a) Each Grantor will maintain all (i) electronic chattel paper evidencing an aggregate principal amount, taken together with all other electronic chattel paper, all tangible chattel paper, the aggregate face amount of all letter of credit rights and the aggregate face amount of all letters of credit owned by the Grantors, in excess of $10,000,000 so that the Collateral Agent has control of the electronic chattel paper in the manner specified in Section 9-105 of the UCC and (ii) all transferable records so that the Collateral Agent has control of the transferable records in the manner specified in Section 16 of the Uniform Electronic Transactions Act, as in effect in the jurisdiction governing such transferable record ("UETA");

          (b) Each Grantor will maintain all letter-of-credit rights with an aggregate face amount, taken together with all other electronic chattel paper, all tangible chattel paper, the aggregate face amount of all letter of credit rights and the aggregate face amount of all letters of credit owned by the Grantors, in excess of $10,000,000 assigned to the Collateral Agent, including, without limitation, all letter-of-credit rights associated with the letters of credit described in Schedule VIII to the extent the aggregate amount of such letter-of-credit rights exceeds the foregoing limitation, so that the Collateral Agent has control of such letter-of-credit rights in the manner specified in Section 9-107 of the UCC; and

          (c)  Each Grantor will immediately give notice to the Collateral
   Agent of any commercial tort claim that such Guarantor has elected to prosecute and will promptly execute or otherwise authenticate a supplement to this Agreement, and otherwise take all necessary action, to subject such commercial tort claim to the first priority security interest created under this Agreement.

          Section 8. Representations and Warranties. Each Grantor represents and warrants as follows:

          (a) Such Grantor's exact legal name, as defined in Section 9-503(a) of the UCC, is correctly set forth in Schedule I hereto. Such Grantor has only the trade names, domain names and marks listed on Schedule V hereto. Such Grantor is located (within the meaning of Section 9-307 of the UCC) and has its chief executive office in the state or jurisdiction set forth in
   Schedule I hereto. The information set forth in Schedule I hereto with respect to such Grantor is true and accurate in all material respects. Such Grantor has not previously changed its name, location, chief executive office, place where it maintains its agreements, type of organization, jurisdiction of organization or organizational identification number from those set forth in SCHEDULE I hereto except as disclosed in SCHEDULE III hereto.

     (b) All of the Equipment and Inventory of such Grantor are located at the places specified therefor in SCHEDULE III hereto, as such SCHEDULE III may be amended from time to time pursuant to SECTION 10(a). Within the 5 years preceding the execution of this Agreement, such Grantor has not previously changed the location of its Equipment and Inventory except as set forth in
SCHEDULE V hereto. All Security Collateral consisting of certificated securities and instruments have been delivered to the Collateral Agent. Original copies of each Assigned Agreement and all originals of all tangible chattel paper evidencing an aggregate principal amount, taken together with all other electronic chattel paper, all tangible chattel paper, the aggregate face amount of all letter of credit rights and the aggregate face amount of all letters of credit owned by the Grantors, in excess of $10,000,000 that evidence Receivables have been delivered to the Collateral Agent. None of the Receivables or Agreement Collateral is evidenced by a promissory note or other instrument that has not been delivered to the Collateral Agent.

     (c) Such Grantor is the legal and beneficial owner of the Collateral of such Grantor free and clear of any Lien, claim, option or right of others, except for the security interest created under this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of such Collateral or listing such Grantor or, to such Grantor's knowledge, any trade name of such Grantor as debtor is on file in any recording office, except such as may have been filed in favor of the Collateral Agent relating to the Loan Documents or as otherwise permitted by the Credit Agreement.

     (d) Such Grantor has possession and control of the Equipment and Inventory other than Equipment and Inventory stored at any leased premises or warehouse for which the Collateral Agent and the Grantor have agreed that the Grantor shall use its best efforts to obtain a landlord's or warehouseman's agreement, in form and substance reasonably satisfactory to the Collateral Agent. Each such leased premises or warehouse is indicated by an asterisk on
SCHEDULE III hereto, as such SCHEDULE III may be amended from time to time pursuant to SECTION 10(a). Except as may be disclosed to the Collateral Agent in writing from time to time, in the case of Equipment and Inventory located on leased premises or in warehouses, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment or Inventory is located has (i) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any Equipment or Inventory, (ii) issued any document for any of such Grantor's Equipment or Inventory, (iii) received notification of any secured party's interest (other than the security interest granted hereunder) in such Grantor's Equipment or Inventory or (iv) any Lien, claim or charge (based on contract, statute or otherwise) on such Equipment and Inventory.

     (e) The Pledged Equity pledged by such Grantor hereunder has been duly authorized and validly issued and is fully paid and non-assessable. With respect to the Pledged Equity that is an uncertificated security, such Grantor has caused the issuer thereof either (i) to register the Collateral Agent as the registered owner of such security or (ii) to agree in an authenticated record with such Grantor and the Collateral Agent that such issuer will comply with instructions with respect to such security originated by the Collateral Agent without further consent of such Grantor. If such Grantor is an issuer of Pledged Equity, such Grantor confirms that it has received notice of such security interest. To such Grantor's knowledge, the Pledged Debt pledged by such Grantor hereunder has been duly authorized, authenticated or issued and delivered and is the legal, valid and binding obligation of the issuers thereof. To the extent such Pledged Debt is evidenced by one or more promissory notes and evidence aggregate obligations, taken together with all Security Collateral owned by the Grantors, in excess of $10,000,000, such notes have been delivered to the Collateral Agent. To each Grantor's knowledge, none of the Pledged Debt pledged by it is in default.

     (f) The Initial Pledged Equity pledged by such Grantor constitutes the percentage of the issued and outstanding Equity Interests of the issuers thereof indicated on Schedule II hereto. The Initial Pledged Debt constitutes all of the outstanding indebtedness owed to such Grantor by the issuers thereof and is outstanding in the principal amount indicated on Schedule II hereto.

     (g)  All of the investment property owned by such Grantor is listed on
Schedule 8.4(l) to the Credit Agreement.

     (h) The Assigned Agreements to which such Grantor is a party have been duly authorized, executed and delivered by such Grantor and, to such Grantor's knowledge, by the counter-parties thereto.

     (i) Such Grantor is not a beneficiary or assignee under any letter of credit, other than the letters of credit described in Schedule VIII hereto, as such Schedule VIII may be amended from time to time, and legal, binding and enforceable Consents to Assignment of Letter of Credit Rights, in the form of the Consent to Assignment of Letter of Credit Rights attached hereto as Exhibit G, are in effect for each letter of credit that constitutes Collateral, except to the extent control over any such letter-of-credit right is not required by
Section 7(b) hereof.

     (j) This Agreement creates in favor of the Collateral Agent for the benefit of the Secured Parties a valid security interest in the Collateral of such Grantor, securing the payment of the Secured Obligations. When UCC financing statements naming each Grantor, as debtor and the Collateral Agent, as secured party, and identifying the Collateral have been filed with the Secretary of State of the jurisdiction of incorporation of each Grantor, the security interest created under this Agreement shall constitute a perfected security interest in the Collateral described on such UCC financing statements to the extent that a security interest therein may be perfected by filing pursuant to the relevant UCC, prior to all other Liens and rights of others therein except for Permitted Liens.

     (k) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or, to any Grantor's knowledge, any other third party is required for (i) the grant by such Grantor of the security interest granted hereunder or for the execution, delivery or performance of this Agreement by such Grantor, (ii) the perfection or maintenance of the security interest created hereunder (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the UCC, the recordation of the Intellectual Property Security Agreements referred to in Section 13(f) with the U.S. Patent and Trademark Office and the U.S. Copyright Office and the actions described in Section 4 with respect to Security Collateral or (iii) the exercise by the Collateral Agent of its voting or other rights provided for in this Agreement or the remedies in respect of the Collateral pursuant to this Agreement, except as may be required in connection with the disposition of any portion of the Security Collateral by laws affecting the offering and sale of securities generally.

     (l) The Inventory that has been produced or distributed by such Grantor has been produced in compliance with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

     (m)  As to itself and its Intellectual Property Collateral:

          (i) To such Grantor's knowledge, the operation of such Grantor's business as currently conducted or as contemplated to be conducted and the use of the Intellectual Property Collateral in connection therewith do not conflict with, infringe, misappropriate, dilute, misuse or otherwise violate the intellectual property rights of any third party.

          (ii) Such Grantor is the exclusive owner of all right, title and interest in and to such Grantor's interests in the Intellectual Property Collateral, and is entitled to use all Intellectual Property Collateral subject only to the terms of the IP Agreements.

          (iii) The Intellectual Property Collateral set forth on Schedule V hereto includes all of the registered patents, patent applications, domain names, trademark registrations and applications, copyright registrations and applications and IP Agreements owned by such Grantor.

          (iv) The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Grantor's knowledge, is valid and enforceable. Such Grantor is not aware of any uses of any item of Intellectual Property Collateral that could be expected to lead to such item becoming invalid or unenforceable.

          (v) Except for such items of Intellectual Property Collateral that such Grantor reasonably determines are of insignificant or immaterial economic value, such Grantor has made or performed all filings, recordings and other acts and has paid all required fees and taxes to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect throughout the world, and to protect and maintain its interest therein including, without limitation, recordations of any of its interests in the Patents and Trademarks with the U.S. Patent and Trademark Office and in corresponding national and international patent offices, and recordation of any of its interests in the Copyrights with the U.S. Copyright Office and in corresponding national and international copyright offices. Such Grantor has used proper statutory notice in connection with its use of each material patent, trademark and copyright in the Intellectual Property Collateral.

     (vi) No claim, action, suit, investigation, litigation or proceeding has been asserted or is pending or to such Grantor's knowledge threatened against such Grantor (i) based upon or challenging or seeking to deny or restrict the Grantor's rights in or use of any of the Intellectual Property Collateral, (ii) alleging that the Grantor's rights in or use of the Intellectual Property Collateral or that any services provided by, processes used by, or products manufactured or sold by, such Grantor infringe, misappropriate, dilute, misuse or otherwise violate any patent, trademark, copyright or any other proprietary right of any third party, or (iii) alleging that the Intellectual Property Collateral is being licensed or sublicensed in violation or contravention of the terms of any license or other agreement. To such Grantor's knowledge, no Person is engaging in any activity that infringes, misappropriates, dilutes, misuses or otherwise violates the Intellectual Property Collateral or the Grantor's rights in or use thereof. Except as set forth on Schedule V hereto, such Grantor has not granted any license, release, covenant not to sue, non-assertion assurance, or other right to any Person with respect to any part of the Intellectual Property Collateral. The consummation of the transactions contemplated by the Transaction Documents will not result in the termination or material impairment of any of the Intellectual Property Collateral.

     (vii) With respect to each IP Agreement: (A) to such Grantor's knowledge, such IP Agreement is valid and binding and in full force and effect and represents the entire agreement between the respective parties thereto with respect to the subject matter thereof; (B) such IP Agreement will not cease to be valid and binding and in full force and effect on terms identical to those currently in effect as a result of the rights and interest granted herein, nor will the grant of such rights and interest constitute a material breach or default under such IP Agreement or otherwise give any party thereto a right to terminate such IP Agreement; (C) such Grantor has not received any notice of termination or cancellation under such IP Agreement; (D) such Grantor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured; (E) such Grantor has not granted to any other third party any adverse rights under such IP Agreement; and (F) neither such Grantor nor to such Grantor's knowledge, any other party to such IP Agreement is in breach or default thereof in any material respect, and to such Grantor's knowledge, no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement.

     (viii) To the best of such Grantor's knowledge, (A) none of the Trade Secrets of such Grantor has been used, divulged, disclosed or appropriated to the detriment of such Grantor for the benefit of any other Person other than such Grantor; (B) no employee, independent contractor or agent of such Grantor has misappropriated any trade secrets of any other Person in the course of the performance of his or her duties as an employee, independent contractor or agent of such Grantor; and (C) no employee, independent contractor or agent of such Grantor is in default or breach of any term of any employment agreement, non-disclosure agreement, assignment of inventions agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of such Grantor's Intellectual Property Collateral.

               (ix) No Grantor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.

          (n) The Grantor has no commercial tort claims (as defined in Section 9-102(13) of the UCC) of which it is aware other than those listed in
     Schedule VIII hereto.

          Section 9. Further Assurances. (a) Each Grantor agrees that from time to time, at the expense of such Grantor, such Grantor will promptly execute and deliver, or otherwise authenticate, all further instruments and documents, and take all further action that may be necessary or desirable, or that the Collateral Agent may request, in order to perfect and protect any pledge or security interest granted or purported to be granted by such Grantor hereunder or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral of such Grantor. Without limiting the generality of the foregoing, each Grantor will promptly, upon the request of the Collateral Agent, with respect to Collateral of such Grantor: (i) mark conspicuously each document included in Inventory, each chattel paper included in Receivables, each Related Contract, each Assigned Agreement and, at the request of the Collateral Agent, each of its records pertaining to such Collateral with a legend, in form and substance reasonably satisfactory to the Collateral Agent, indicating that such document, chattel paper, Related Contract, Assigned Agreement or Collateral is subject to the security interest granted hereby; (ii) to the extent required by the terms of Sections 4 through 8 hereof, inclusive, if any such Collateral shall be evidenced by a promissory note or other instrument or chattel paper, deliver and pledge to the Collateral Agent hereunder such note or instrument or chattel paper duly indorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Collateral Agent; (iii) execute or authenticate and file such financing or continuation statements, or amendments thereto, and such other instruments or notice, as may be necessary or desirable, or as the Collateral Agent may reasonably request, in order to perfect and preserve the security interest granted or purported to be granted by such Grantor hereunder; provided, however, that no Grantor shall be required to undertake or cause to be undertaken on its behalf any actions in any foreign jurisdiction to perfect the security interest granted hereby in the securities of any foreign issuer unless requested to do so by the Collateral Agent pursuant to Section 7.15(b) of the Credit Agreement; (iv) deliver and pledge to the Collateral Agent for benefit of the Secured Parties certificates representing Security Collateral that constitutes certificated securities, accompanied by updated stock or bond powers executed in blank; (v) take all action necessary to ensure that the Collateral Agent has control of Collateral consisting of deposit accounts, electronic chattel paper, investment property, letter-of-credit rights and transferable records as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC and in Section 16 of UETA, in each case, solely to the extent contemplated by Sections 4 through 8 hereof, inclusive; (vi) take all action to ensure that the Collateral Agent's security interest is noted on any certificate of ownership related to any Collateral evidenced by a certificate of ownership to the extent that such Collateral has a book value in excess of $100,000 or $500,000 in the aggregate for all such Collateral; (vii) cause the Collateral Agent to be the beneficiary under all letters of credit that constitute Collateral with all rights of a transferee under Section 5-114(e) of the UCC; and (viii) deliver to the Collateral Agent evidence that all other action that the Collateral Agent may deem reasonably necessary or desirable in order to perfect and protect the security interest created by such Grantor under this Agreement has been taken.

     (b) Each Grantor hereby authorizes the Collateral Agent to file one or more financing or continuation statements, and amendments thereto, including, without limitations, one or more financing statements indicating that such financing statements cover all assets or all personal property (or words of similar effect) of such Grantor, in each case without the signature of such Grantor, and regardless of whether any particular asset described in such financing statements falls within the scope of the UCC or the granting clause of this Agreement. A photocopy or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law. Each Grantor ratifies its authorization for the Collateral Agent to have filed such financing statements, continuation statements or amendments filed prior to the date hereof.

     (c) Each Grantor will furnish to the Collateral Agent from time to time statements and schedules further identifying and describing the Collateral of such Grantor and such other reports in connection with such Collateral as the Collateral Agent may reasonably request, all in reasonable detail.

     (d) Each Grantor who has an interest in any of the Excluded Initial Equity Interests hereby agrees that it shall use its best efforts to obtain the consent of any necessary parties to the assignment of, or creation of a Lien in, such Excluded Initial Equity Interests pursuant to the terms of this Agreement.

     Section 10. As to Equipment and Inventory. (a) Each Grantor will (i) provide the Collateral Agent with 30 days' prior written notice before moving any Equipment or Inventory to any warehouse or leased premises as to which a landlord's or warehouseman's agreement in form and substance reasonably satisfactory to the Collateral Agent has not been obtained and (ii) use its best efforts to obtain such an agreement from the relevant warehouseman or landlord. Upon receipt by the Collateral Agent of such notice, Schedule III will be deemed amended to reflect such change.

     (b) Each Grantor will cause the Equipment of such Grantor to be maintained and preserved in the same condition, repair and working order as when acquired, ordinary wear and tear excepted, and in accordance with any manufacturer's manual, and will forthwith, or in the case of any loss or damage to any of such Equipment as soon as practicable after the occurrence thereof, make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Each Grantor will promptly furnish to the Collateral Agent a statement respecting any loss or damage exceeding $5,000,000 to any of the Equipment or Inventory of such Grantor.

          (c) Each Grantor will pay promptly prior to delinquency all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including, without limitation, claims for labor, materials and supplies) against, the Equipment and Inventory of such Grantor, except to the extent payment thereof is not required by Section 7.7 of the Credit Agreement. In producing its Inventory, each Grantor will comply with all requirements of applicable law, including, without limitation, the Fair Labor Standards Act.

          Section 11. Insurance. (a) Each Grantor will, at its own expense, maintain with financially sound and reputable independent insurers, insurance with respect to the Equipment and Inventory of such Grantor against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Each policy for property damage insurance shall provide for all losses (except for losses of less than $5,000,000 per occurrence) to be paid directly to the Collateral Agent. Each such policy shall in addition (i) name such Grantor and the Collateral Agent as insured parties thereunder (without any representation or warranty by or obligation upon the Collateral Agent) as their interests may appear, (ii) provide that there shall be no recourse against the Collateral Agent for payment of premiums or other amounts with respect thereto and (iii) provide that at least 10 days' prior written notice of cancellation or of lapse shall be given to the Collateral Agent by the insurer. Each Grantor will, if so requested by the Collateral Agent, deliver to the Collateral Agent original or duplicate policies of such insurance and, as often as the Collateral Agent may reasonably request (which shall not be more often than once in any calendar year unless an Event of Default shall have occurred and be continuing), a report of a reputable insurance broker with respect to such insurance. Further, each Grantor will, at the request of the Collateral Agent after the occurrence and during the continuance of an Event of Default, duly execute and deliver instruments of assignment of such insurance policies to comply with the requirements of Section 10 and cause the insurers to acknowledge notice of such assignment.

          (b) Reimbursement under any liability insurance maintained by any Grantor pursuant to this Section 11 may be paid directly to the Person who shall have incurred liability covered by such insurance. In case of any loss involving damage to Equipment or Inventory when subsection (c) of this Section 11 is not applicable, the applicable Grantor will make or cause to be made the necessary repairs to or replacements of such Equipment or Inventory, and any proceeds of insurance properly received by or released to such Grantor shall be used by such Grantor, except as otherwise required hereunder or by the Credit Agreement, to pay or as reimbursement for the costs of such repairs or replacements.

          (c) So long as no Event of Default shall have occurred and be continuing, all insurance payments received by the Collateral Agent in connection with any loss, damage or destruction of any Inventory or Equipment will be released by the Collateral Agent to the Applicable Grantor for the repair, replacement or restoration thereof. Upon the occurrence and during the continuance of a Default, to the extent that (i) the amount of any such insurance payments exceeds the cost of any such repair, replacement or restoration, or (ii) such insurance payments are not otherwise required by the applicable Grantor to complete any such repair, replacement or restoration required hereunder, the Collateral Agent will not be required to release the amount thereof to such Grantor and may hold or continue to hold such amount in the Cash Collateral Account as additional security for the Secured Obligations of such Grantor (except that the Collateral Agent will release to such Grantor any such amount if and to the extent that any prepayment of Obligations is required under the Credit Agreement in connection with the receipt of such amount and such prepayment has been made). Upon the occurrence and during the continuance of any Event of Default or the actual or constructive total loss (in excess of $5,000,000 per occurrence) of any Equipment or Inventory, all insurance payments in respect of such Equipment or Inventory shall be paid to the Collateral Agent and shall, in the Collateral Agent's sole discretion, (i) be released to the applicable Grantor to be applied as set forth in the first sentence of this subsection (c) or (ii) be held as additional collateral hereunder or applied as specified in Section 22(b).

     Section 12. Post-Closing Changes; Bailees; Collections on Assigned Agreements, Receivables and Related Contracts. (a) No Grantor will change its name, type of organization, jurisdiction of organization, organizational identification number or location from those set forth in Section 8(a) of this Agreement without first giving at least 30 days' prior written notice to the Collateral Agent and taking all action required by the Collateral Agent for the purpose of perfecting or protecting the security interest granted by this Agreement. Each Grantor will hold and preserve its records relating to the Collateral, including, without limitation, the Assigned Agreements and Related Contracts, and will permit representatives of the Collateral Agent at any time upon reasonable prior notice during normal business hours to inspect and make abstracts from such records and other documents. If the Grantor does not have an organizational identification number and later obtains one, it will forthwith notify the Collateral Agent of such organizational identification number.

     (b) If any Collateral of any Grantor is at any time in the possession or control of a warehouseman, bailee or agent, and if the Collateral Agent so requests such Grantor will (i) notify such warehouseman, bailee or agent of the security interest created hereunder, (ii) instruct such warehouseman, bailee or agent to hold all such Collateral solely for the Collateral Agent's account subject only to the Collateral Agent's instructions (which shall permit such Collateral to be removed by such Grantor in the ordinary course of business until the Collateral Agent notifies such warehouseman, bailee or agent that an Event of Default has occurred and is continuing), (iii) use best efforts, to cause such warehouseman, bailee or agent to authenticate a record acknowledging that it holds possession of such Collateral for the Collateral Agent's benefit and shall act solely on the instructions of the Collateral Agent without the further consent of the Grantor or any other Person, and (iv) make such authenticated record available to the Collateral Agent.

     (c) Except as otherwise provided in this subsection (c), each Grantor will continue to collect, at its own expense, all amounts due or to become due such Grantor under the Assigned Agreements, Receivables and Related Contracts. In connection with such collections, such Grantor may take (and, at the Collateral Agent's written direction after the occurrence and during the continuance of a Default, will take) such action as such Grantor or the Collateral Agent may deem necessary or advisable to enforce collection of the Assigned Agreements, Receivables and Related Contracts; provided, however, that the Collateral Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default, upon written notice to such Grantor of its intention to do so, to notify the account debtors under any Assigned Agreements, Receivables and Related Contracts of the assignment of such Assigned Agreements, Receivables and Related Contracts to the Collateral Agent and to direct such account debtors to make payment of all amounts due or to become due to such Grantor thereunder directly to the Collateral Agent and, upon such notification and at the expense of such Grantor, to enforce collection of any such Assigned Agreements, Receivables and Related Contracts, to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as such Grantor might have done, and to otherwise exercise all rights with respect to such Assigned Agreements, Receivables and Related Contracts, including, without limitation, those set forth in Section 9-607 of the UCC. After receipt by any Grantor of the notice from the Collateral Agent referred to in the proviso to the preceding sentence,
(i) all amounts and proceeds (including, without limitation, instruments) received by such Grantor in respect of the Assigned Agreements, Receivables and Related Contracts of such Grantor shall be received in trust for the benefit of the Collateral Agent hereunder, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement) to be deposited in the Cash Collateral Amount and either (A) released to such Grantor so long as no Event of Default shall have occurred and be continuing or (B) if any Event of Default shall have occurred and be continuing, applied as provided in Section 22(b) and
(ii) such Grantor will not adjust, settle or compromise the amount or payment of any Receivable or amount due on any Assigned Agreements, Receivables and Related Contract, release wholly or partly any Obligor thereof or allow any credit or discount thereon. No Grantor will permit or consent to the subordination of its right to payment under any of the Assigned Agreements, Receivables and Related Contracts to any other indebtedness or obligations of the account debtor or obligor thereof unless such Grantor deems such subordination advisable in the exercise of its reasonable business judgment.

          Section 13. As to Intellectual Property Collateral. (a) With respect to each item of its Intellectual Property Collateral, each Grantor agrees to take, at its expense, all necessary steps, including, without limitation, in the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authority, to (i) maintain the validity and enforceability of such Intellectual Property Collateral and maintain such Intellectual Property Collateral in full force and effect, and (ii) pursue the registration and maintenance of each material patent, trademark, or copyright registration or application, now or hereafter included in such Intellectual Property Collateral of such Grantor, including, without limitation, the payment of required fees and taxes, the filing of responses to office actions issued by the U.S. Patent and Trademark Office, the U.S. Copyright Office or other governmental authorities, the filing of applications for renewal or extension, the filing of affidavits under Sections 8 and 15 of the U.S. Trademark Act, the filing of divisional, continuation, continuation-in-part, reissue and renewal applications or extensions, the payment of maintenance fees and the participation in interference, reexamination, opposition, cancellation, infringement and misappropriation proceedings. No Grantor shall, without the written consent of the Collateral Agent, discontinue use of or otherwise abandon any Intellectual Property Collateral, or abandon any right to file an application for patent, trademark, or copyright, unless such Grantor shall have previously determined that such use or the pursuit or maintenance of such Intellectual Property Collateral is no longer desirable in the conduct of such Grantor's business and that the loss thereof would not be reasonably likely to have a Material Adverse Effect.

          (b) Each Grantor agrees promptly to notify the Collateral Agent if such Grantor becomes aware (i) that any item of the Intellectual Property Collateral may have become abandoned, placed in the public domain, invalid or unenforceable, or of any adverse determination or development regarding such Grantor's ownership of any of the Intellectual Property Collateral or its right to register the same or to keep and maintain and enforce the same, or (ii) of any adverse determination or the institution of any proceeding (including, without limitation, the institution of any proceeding in the U.S. Patent and Trademark Office or any court) regarding any item of the Intellectual Property Collateral.

          (c) In the event that any Grantor becomes aware that any material item of the Intellectual Property Collateral is being infringed or misappropriated by a third party, such Grantor shall promptly notify the Collateral Agent and shall take such actions, at its expense, as such Grantor or the Collateral Agent deems reasonable and appropriate under the circumstances to protect or enforce such Intellectual Property Collateral, including, without limitation, suing for infringement or misappropriation and for an injunction against such infringement or misappropriation.

          (d) Each Grantor shall use proper statutory notice in connection with its use of each material item of its Intellectual Property Collateral. No Grantor shall do or permit any act or knowingly omit to do any act whereby any of its material Intellectual Property Collateral may lapse or become invalid or unenforceable or placed in the public domain.

          (e) Each Grantor shall take all steps which it or the Collateral Agent deems reasonable and appropriate under the circumstances to preserve and protect each material item of its Intellectual Property Collateral, including, without limitation, maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks, consistent with the quality of the products and services as of the date hereof, and taking all steps necessary to ensure that all licensed users of any of the Trademarks use such consistent standards of quality.

          (f) With respect to its registered Intellectual Property Collateral and applications therefor, each Grantor agrees to execute or otherwise authenticate an agreement, in substantially the form set forth in Exhibit E hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "INTELLECTUAL PROPERTY SECURITY AGREEMENT"), for recording the security interest granted hereunder to the Collateral Agent in such Intellectual Property Collateral with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such Intellectual Property Collateral.

          (g) Each Grantor agrees that should it obtain an ownership interest in any item of the type set forth in Section 1(g) that is not on the date hereof a part of the Intellectual Property Collateral ("AFTER-ACQUIRED INTELLECTUAL PROPERTY") (i) the provisions of this Agreement shall automatically apply thereto, and (ii) any such After-Acquired Intellectual Property and, in the case of trademarks, the goodwill symbolized thereby, shall automatically become part of the Intellectual Property Collateral subject to the terms and conditions of this Agreement with respect thereto. Within ten (10) days after the end of each fiscal quarter, each Grantor shall give written notice to the Collateral Agent identifying the After-Acquired Intellectual Property acquired since the delivery of the last such report, and such Grantor shall contemporaneously therewith execute and deliver to the Collateral Agent with such written notice, or otherwise authenticate, an agreement substantially in the form of Exhibit F hereto or otherwise in form and substance reasonably satisfactory to the Collateral Agent (an "IP SECURITY AGREEMENT SUPPLEMENT") covering such After-Acquired Intellectual Property which IP Security Agreement Supplement shall be recorded with the U.S. Patent and Trademark Office, the U.S. Copyright Office and any other governmental authorities necessary to perfect the security interest hereunder in such After-Acquired Intellectual Property.

          Section 14. Voting Rights; Dividends; Etc. (a) So long as no Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise, in the use of its reasonable business judgment, any and all voting and other consensual rights pertaining to the Security Collateral of such Grantor or any part thereof for any purpose.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and other distributions paid in respect of the Security Collateral of such Grantor if and to the extent that the payment thereof is not otherwise prohibited by the terms of the Loan Documents; provided, however, that any and all

               (A) dividends, interest and other distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any Security Collateral,

               (B) dividends and other distributions paid or payable in cash in respect of any Security Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in-surplus, and

               (C) cash paid, payable or otherwise distributed in respect of principal of, or in redemption of, or in exchange for, any Security Collateral shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Security Collateral and shall, if received by such Grantor, be received in trust for the benefit XXXX Collateral Agent, be segregated from the other property or funds of such Grantor and forthwith delivered to the Collateral Agent as Security Collateral in the same form as received (with any necessary indorsement).

          (iii) The Collateral Agent will execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies and other instruments as such Grantor may reasonably request for the purpose of enabling such Grantor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above and to receive dividends or interest payments that it is authorized to receive and retain pursuant to paragraph (ii) above.

          (b)  Upon the occurrence and during the continuance of an Event of
     Default:

          (i) All rights of each Grantor (x) to exercise or refrain from exercising theXXXX voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 14(a)(i) shall, upon written notice to such Grantor by the Collateral Agent, cease and (y) to receive the dividends, interest and other distributions that it would otherwise be authorized to receive and retain pursuant to Section 14(a)(ii) shall automatically cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights and to receive and hold as Security Collateral such dividends, interest and other distributions.

          (ii) All dividends, interest and other distributions that are received by any Grantor contrary to the provisions of paragraph (i) of this
     Section 14(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent as Security Collateral in the same form as so received (with any necessary indorsement).

          (iii) The Collateral Agent shall be authorized to send to each Securities Intermediary or Commodity Intermediary as defined in and under any Security Control Agreement a Notice of Exclusive Control as defined in and under such Security Control Agreement.

          Section 15. As to the Assigned Agreements. (a) Except to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, each Grantor will at its expense:

          (i) perform and observe all terms and provisions of the Assigned Agreements to be performed or observed by it, maintain the Assigned Agreements to which it is a party in full force and effect, enforce the Assigned Agreements to which it is a party in accordance with the terms thereof and take all such action to such end as may be reasonably requested from time to time by the Collateral Agent; and

          (ii) furnish to the Collateral Agent promptly upon receipt thereof copies of all material notices, requests and other documents received by such Grantor under or pursuant to the Assigned Agreements to which it is a party, and from time to time (A) furnish to the Collateral Agent such information and reports regarding the Assigned Agreements and such other Collateral of such Grantor as the Collateral Agent may reasonably request and (B) upon the reasonable request of the Collateral Agent make to each other party to any Assigned Agreement to which it is a party such demands and requests for information and reports or for action as such Grantor is entitled to make thereunder.


          (b) Except to the extent that failure to comply with the provisions of this clause (b) could not reasonably be expected to result in a Material Adverse Effect, each Grantor agrees that it will not, except to the extent otherwise permitted under the Credit Agreement:

          (i) cancel or terminate any Assigned Agreement to which it is a party or consent to or accept any cancellation or termination thereof;

          (ii) amend, amend and restate, supplement or otherwise modify any such Assigned Agreement or give any consent, waiver or approval thereunder;

          (iii) waive any default under or breach of any such Assigned Agreement; or

          (iv) take any other action in connection with any such Assigned Agreement that would impair the value of the interests or rights of such Grantor thereunder or that would impair the interests or rights of any Secured Party.

          (c) Each Grantor hereby consents on its behalf and on behalf of its Subsidiaries to the assignment and pledge to the Collateral Agent for benefit of the Secured Parties of each Assigned Agreement to which it is a party by any other Grantor hereunder.

          Section 16. Payments Under the Assigned Agreements. (a) Each Grantor agrees that, after the occurrence of any payment default or after the Lenders have elected to exercise their remedies under Section 9.2 of the Credit Agreement, all payments due or to become due under or in connection with such Assigned Agreement will be made directly to the Cash Collateral Account.

          (b) All moneys received or collected pursuant to above shall be applied as provided in Section 22(b).

          Section 17. As to Letter-of-Credit Rights. Upon the occurrence and during the continuance of an Event of Default, each Grantor will, promptly upon written request by the Collateral Agent, (i) notify (and such Grantor hereby authorizes the Collateral Agent to notify) the issuer and each nominated person with respect to each of the Related Contracts consisting of letters of credit that the proceeds thereof have been assigned to the Collateral Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Collateral Agent or its designee and (ii) arrange for the Collateral Agent to become the transferee beneficiary of letter of credit.

          Section 18. Transfers and Other Liens; Additional Shares. (a) Each Grantor agrees that it will not (i) sell, assign or otherwise dispose of, or grant any option with respect to, any of the Collateral, other than sales, assignments and other dispositions of Collateral, and options relating to Collateral, and options relating to Collateral, permitted under the terms of the Credit Agreement, or (ii) create or suffer to exist any Lien upon or with respect to any of the Collateral of such Grantor except for the pledge, assignment and security interest created under this Agreement and as otherwise permitted by the Credit Agreement.

          (b) Each Grantor agrees that it will (i) cause each issuer of the Initial Pledged Equity pledged by such Grantor not to issue any Equity Interests or other securities in addition to or in substitution for the Initial Pledged Equity issued by such issuer, except to such Grantor, and (ii) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any and all additional Equity Interests or other securities.

          Section 19. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably appoints the Collateral Agent such Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Collateral Agent's discretion, to take any action and to execute any instrument that the Collateral Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

          (a) if such Grantor has failed to do so, to obtain and adjust insurance required to be paid to the Collateral Agent pursuant to Section 11

          (b) to ask for, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral,

          (c) to receive, indorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) or (b) above, and

          (d) to file any claims or take any action or institute any proceedings that the Collateral Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce compliance with the terms and conditions of any Assigned Agreement or the rights of the Collateral Agent with respect to any of the Collateral.

          Section 20. Collateral Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Collateral Agent may, but without any obligation to do so and without notice, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by such Grantor under Section 23.

     Section 21. THE COLLATERAL AGENT'S DUTIES. (a) The powers conferred on the Collateral Agent hereunder are solely to protect the Secured Parties' interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not any Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which it accords its own property.

     (b) Anything contained herein to the contrary notwithstanding, the Collateral Agent may from time to time, when the Collateral Agent deems it to be necessary, appoint one or more subagents (each a "SUBAGENT") for the Collateral Agent hereunder with respect to all or any part of the Collateral. In the event that the Collateral Agent so appoints any Subagent with respect to any Collateral, (i) the assignment and pledge of such Collateral and the security interest granted in such Collateral by each Grantor hereunder shall be deemed for purposes of this Security Agreement to have been made to such Subagent, in addition to the Collateral Agent, for the ratable benefit of the Secured Parties, as security for the Secured Obligations of such Grantor, (ii) such Subagent shall automatically be vested, in addition to the Collateral Agent, with all rights, powers, privileges, interests and remedies of the Collateral Agent hereunder with respect to such Collateral, and (iii) the term "Collateral Agent," when used herein in relation to any rights, powers, privileges, interests and remedies of the Collateral Agent with respect to such Collateral, shall include such Subagent; provided, however, that no such Subagent shall be authorized to take any action with respect to any such Collateral unless and except to the extent expressly authorized in writing by the Collateral Agent.

     Section 22. REMEDIES. If any Event of Default shall have occurred and be continuing:

     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may: (i) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of the Collateral Agent forthwith, assemble all or part of the Collateral as directed by the Collateral Agent and make it available to the Collateral Agent at a place and time to be designated by the Collateral Agent that is reasonably convenient to both parties; (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Collateral Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable; (iii) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled or located for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to such Grantor in respect of such occupation; and (iv) exercise any and all rights and remedies of any of the Grantors under or in connection with the Collateral, or otherwise in respect of the Collateral, including, without limitation, (A) any and all rights of such Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, (B) withdraw, or cause or direct the withdrawal, of all funds with respect to the Account Collateral and (C) exercise all other rights and remedies with respect to the Assigned Agreements, the Receivables, the Related Contracts and the other Collateral, including, without limitation, those set forth in Section 9-607 of the UCC. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

     (b) Any cash held by or on behalf of the Collateral Agent and all cash proceeds received by or on behalf of the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent pursuant to Section 23) by the Collateral Agent for the ratable benefit of the Secured Parties against, all or any part of the Secured Obligations, in the following manner:

          (i) first, paid to the Agents for any amounts then owing to the Agents pursuant to Section 11.04 of the Credit Agreement or otherwise under the Loan Documents, ratably in accordance with such respective amounts then owing to the Agents; and

          (ii) second, ratably (A) paid to the Lenders and the Swap Counterparties, respectively, for any amounts then owing to them, in their capacities as such, under the Loan Documents ratably in accordance with such respective amounts then owing to such Lenders and the Swap Counterparties, provided that, for purposes of this Section 22, the amount owing to any such Swap Counterparty pursuant to any Secured Swap Contract to which it is a party (other than any amount therefore accrued and unpaid) shall be deemed to be equal to the Agreement Value therefor and (B) deposited as Collateral in the Cash Collateral Account up to an amount equal to 105% of the aggregate Effective Amount of all outstanding L/C Obligations, provided further that in the event that any such Letter of Credit is drawn, the Collateral Agent shall pay to the Issuing Bank that issued such Letter of Credit the amount held in the Cash Collateral Account in respect of such Letter of Credit, provided further that, to the extent that any such Letter of Credit shall expire or terminate undrawn and as a result thereof the amount of the Collateral in the Cash Collateral Account shall exceed 105% of the aggregate Effective Amount of all then outstanding L/C Obligations, such excess amount of such Collateral shall be applied in accordance with the remaining order of priority set out in this Section 22(b).

     Any surplus of such cash or cash proceeds held by or on behalf of the Collateral Agent and remaining after payment in full of all the Secured Obligations shall be paid over to the applicable Grantor or to whomsoever may be lawfully entitled to receive such surplus.

          (c) All payments received by any Grantor under or in connection with any Assigned Agreement or otherwise in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary indorsement).

          (d) The Collateral Agent may, without notice to any Grantor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against any funds held with respect to the Account Collateral or in any other deposit account.

          (e) In the event of any sale or other disposition of any of the Intellectual Property Collateral of any Grantor, the goodwill symbolized by any Trademarks subject to such sale or other disposition shall be included therein, and such Grantor shall supply to the Collateral Agent or its designee such Grantor's know-how and expertise, and documents and things relating to any Intellectual Property Collateral subject to such sale or other disposition, and such Grantor's customer lists and other records and documents relating to such Intellectual Property Collateral and to the manufacture, distribution, advertising and sale of products and services of such Grantor.

          (f) The Collateral Agent is authorized, in connection with any sale of the Security Collateral pursuant to this Section 22, to deliver or otherwise disclose to any prospective purchaser of the Security Collateral any information in its possession relating to such Security Collateral.

          Section 23. Indemnity and Expenses. (a) Whether or not the transactions contemplated hereby are consummated, each Grantor shall indemnify and hold the Indemnified Persons harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, charges, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever (excluding costs and expenses specifically referred to in Section 12.4) of the Credit Agreement which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of any Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Indemnified Person in any way relating to or arising out of or in connection with the execution, delivery, enforcement, performance or administration of this Agreement or any other agreement, letter or instrument delivered in connection with the transactions contemplated hereby or the consummation of the transactions contemplated hereby or any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnified Person is a party thereto (all the foregoing, collectively, the "INDEMNIFIED LIABILITIES"), in all cases, whether or not caused by or arising, in whole or in part, out of the negligence of any Indemnified Person; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such Indemnified Liabilities are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted directly and primarily from the gross negligence or willful misconduct of such Indemnified Person. No Indemnified Person shall be liable for any damages arising from the use by others of any information or other materials obtained through IntraLinks or other similar information transmission systems in connection with this Agreement, nor shall any Indemnified Person have any liability for any indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the date hereof). In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 23 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any other Person, whether or not an Indemnified Person is otherwise a party thereto and whether or not any of the transactions contemplated hereunder or under any of the other Loan Documents are consummated. All amounts due under this Section 23 shall be payable within five Business Days after demand therefor. The agreements in this Section shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. Each Agent-Related Person and each lender agrees that in the event that any investigation, litigation or proceeding is asserted or threatened in writing or instituted against it or any other Indemnified Person, or any remedial, removal or response action which is requested of it or any other Indemnified Person, for which any Agent-Related Person or Lender may desire indemnity or defense hereunder, such Agent-Related Person or such Lender shall notify the Company in writing of such event; provided that failure to so notify the Company shall not affect the right of any Agent-Related Person or Lender to seek indemnification under this Section.

          (b) Each Grantor will upon demand pay to the Collateral Agent the amount of any and all reasonable expenses, including, without limitation, the reasonable fees and expenses of its counsel and of any experts and agents, that the Collateral Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from or other realization upon, any of the Collateral of such Grantor, (iii) the exercise or enforcement of any of the rights of the Collateral Agent or the other Secured parties hereunder or (iv) the failure by such Grantor to perform or observe any of the provisions hereof.

          Section 24. Amendments; Waivers; Additional Grantors; Etc. (a) No failure on the part of any Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

      (b) Upon the execution and delivery, or authentication, by any Person of a security agreement supplement in substantially the form of Exhibit A hereto (each a "SECURITY AGREEMENT SUPPLEMENT"),(i) such Person shall be referred to as an "ADDITIONAL GRANTOR" and shall be and become a Grantor hereunder, and each reference in this Agreement and the other Loan Documents to "Grantor" shall also mean and be a reference to such Additional Grantor, and each reference in this Agreement and the other Loan Documents to "Collateral" shall also mean and be a reference to the Collateral of such Additional Grantor, and (ii) the supplemental Schedules I-VIII attached to each Security Agreement Supplement shall be incorporated into and become a part of and supplement Schedules I-VIII, respectively, hereto, and the Collateral Agent may attach such supplemental schedules to such Schedules; and each reference to such Schedules shall mean and be a reference to such Schedules as supplemented pursuant to each Security Agreement Supplement.

      Section 25. Notices. Etc. (a) Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered, if to any Grantor, addressed to it at the address, facsimile number or (subject to subsection (c) below), electronic mail address set forth opposite its name on the signature pages hereof, if to any Agent or any Lender, at its address, facsimile number or (subject to subsection (c) below), electronic mail address specified in Section 12.2 of the Credit Agreement, if to any Lender or Affiliate thereof party to any Secured Swap Contract, at its address, facsimile number or (subject to subsection (c) below), electronic mail address specified in the Secured Swap Contract to which it is a party, or, as to any party, at such other address as shall be designated by such party in a written notice to each other party. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of
(i) actual receipt by the relevant party hereto and (ii)(A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto;(B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

      (b) Effectiveness of Facsimile Documents and Signatures. This Agreement may be transmitted and/or signed by facsimile. The effectiveness of such document and signatures shall, subject to applicable law, have the same force and effect as manually-signed original and shall be binding on each Grantor. The Administrative Agent may also require that any such document and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

      (c) Limited Use of Electronic Mail. Notices and other communications to the Collateral Agent hereunder may be delivered or furnished by electronic communications including e-mail and internet or intranet websites) pursuant to procedures approved by the Collateral Agent. The Collateral Agent or any Grantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

     Section 26. Continuing Security Interest; Assignments Under the Credit Agreement. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the termination in full of the Commitments and (iii) the termination or expiration of all Letters of Credit and all Secured Hedge Agreements (or, in the case of Letters of Credit, the cash collateralization thereof in an amount equal to 105% of the face value thereof), (b) be binding upon each Grantor, its successors and assigns and (c) inure, together with the rights and remedies of the Collateral Agent hereunder, to the benefit of the Secured Parties and their respective successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes, if any, held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, in each case as provided in
Section 8.07 of the Credit Agreement.

     Section 27. Release; Termination. (a) Upon any sale, lease, transfer or other disposition of any item of Collateral of any Grantor in accordance with the terms of the Loan Documents (other than sales of Inventory in the ordinary course of business), the Collateral Agent will, at such Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted hereby; provided, however, that (i) at the time of such request and such release no Default shall have occurred and be continuing, (ii) such Grantor shall have delivered to the Collateral Agent, at least five Business Days prior to the date of the proposed release, a certificate of such Grantor to the effect that the transaction is in compliance with the Loan Documents together with a form of release for execution by the Collateral Agent and (iii) the proceeds of any such sale, lease, transfer or other disposition required to the applied, or any payment to be made in connection therewith, in accordance with Section 2.06 of the Credit Agreement shall, to the extent so required, be paid or made to, or in accordance with the instructions of, the Collateral Agent when and as required under Section 2.06 of the Credit Agreement.

     (b) Upon the latest of (i) the payment in full in cash of the Secured Obligations, (ii) the termination in full of the Commitments and (iii) the termination or expiration of all Letters of Credit and all Secured Swap Contracts (or, in the case of Letters of Credit, the cash collateralization thereof in an amount equal to 105% of the face value thereof), the pledge and security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor. Upon any such termination, the Collateral Agent will, at the applicable Grantor's expense, execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

     Section 28. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     Section 29. The Mortgages. In the event that any of the Collateral hereunder is also subject to a valid and enforceable Lien under the terms of any Mortgage and the terms of such Mortgage are inconsistent with the terms of this Agreement, then with respect to such Collateral, the terms of such Mortgage shall be controlling in the case of fixtures and real estate leases, letting and licenses of, and contracts and agreements relating to the lease of, real property, and the terms of this Agreement shall be controlling in the case of all other Collateral.

          Section 30. Governing Law

          This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          IN WITNESS WHEREOF, each Grantor has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                   DEL MONTE CORPORATION (f/k/a SKF
                                   FOODS, INC.)



                                   By /s/ Jon W. Graves
                                      -----------------------------------------
                                      Name:  JON W. GRAVES
                                      Title: ASSISTANT TREASURER


Address for Notices:               MIKE MAC IHC, INC.
One Market @ The Landmark
San Francisco, CA 94105
                                   By /s/ Jon W. Graves
                                      -----------------------------------------
                                      Name:  JON W. GRAVES
                                      Title: ASSISTANT TREASURER


Address for Notices:               STAR-KIST SAMOA, INC.
1075 Progress Street
Pittsburgh, PA 15212
                                   By /s/ Jon W. Graves
                                      -----------------------------------------
                                      Name:  JON W. GRAVES
                                      Title: ASSISTANT TREASURER

Address for Notices:               MARINE TRADING PACIFIC, INC.
1075 Progress Street
Pittsburgh, PA 15212
                                   By /s/ Jon W. Graves
                                      -----------------------------------------
                                      Name:  JON W. GRAVES
                                      Title: ASSISTANT TREASURER

Address for Notices:               STAR-KIST MAURITIUS, INC.
1075 Progress Street
Pittsburgh, PA 15212
                                   By /s/ Jon W. Graves
                                      -----------------------------------------
                                      Name:  JON W. GRAVES
                                      Title: ASSISTANT TREASURER

Address for Notices:                             DEL MONTE FOOD COMPANY
One Market @ The Landmark
San Francisco, CA 94105
                                                 By: /s/ Jon W. Graves
                                                 ------------------------------
                                                 Name:  JON W. GRAVES
                                                 Title: ASSISTANT TREASURER